EXHIBIT 4.2

                             STOCK OPTION AGREEMENT
                     [Director and Consultant Non-Qualified]

                  AGREEMENT made as of the 13th day of December 1999, by and between GBI CAPITAL MANAGEMENT CORP., a Florida corporation (the "Company"), and ______ (the "Director").

                  WHEREAS, on December 13th, 1999 (the "Grant Date"), pursuant to the terms and conditions of the Company's 1999 Performance Equity Plan (the "Plan"), the Board of Directors of the Company authorized the grant to the Director of an option (the "Option") to purchase an aggregate of 20,000 shares of the authorized but unissued Common Stock of the Company, $.0001 par value (the "Common Stock"), conditioned upon the Director's acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and

                  WHEREAS, the Director desires to acquire the Option on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;

                  IT IS AGREED:

                  1. GRANT OF STOCK OPTION. The Company hereby grants the Director the Option to purchase all or any part of an aggregate of 20,000 shares of Common Stock (the "Option Shares") on the terms and conditions set forth herein and subject to the provisions of the Plan.

                  2. NON-INCENTIVE STOCK OPTION. The Option represented hereby is not intended to be an option which qualifies as an "Incentive Stock Option" under Section 422 of the Internal Revenue Code of 1986, as amended.

                  3. EXERCISE PRICE. The exercise price of the Option shall be $3.00 per share, subject to adjustment as hereinafter provided.

                  4. EXERCISABILITY. This Option is exercisable, subject to the terms and conditions of the Plan, on and after December 13, 1999. After the Option becomes exercisable, it shall remain exercisable except as otherwise provided herein, until the close of business on December 12, 2009 (the "Exercise Period").

                  5. TERMINATION DUE TO DEATH. Upon the death of the Director, the portion of the Option, if any, that was exercisable as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Director under the will of the Director, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter. The portion of the Option,




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if any,  that was not  exercisable  as of the date of  death  shall  immediately terminate upon death.

                  6. WITHHOLDING TAX. Not later than the date as of which an amount first becomes includable in the gross income of the Director for Federal income tax purposes with respect to the Option, the Director shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Director from the Company.

                  7. ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the number of issued shares of Common Stock, the Company shall proportionally adjust the number and kind of Option Shares and the exercise price of the Option in order to prevent the dilution or enlargement of the Director's proportionate interest in the Company and her rights hereunder, provided that the number of Option Shares shall always be a whole number.

                  8.       METHOD OF EXERCISE.

                           8.1.     NOTICE TO THE COMPANY.  The Option shall be
exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

                           8.2.     DELIVERY OF OPTION SHARES.  The Company
shall deliver a certificate for the Option Shares to the Director as soon as practicable after payment therefor.

                           8.3.     PAYMENT OF PURCHASE PRICE.

                                    8.3.1.  CASH PAYMENT.  The Director shall
make cash payments by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

                                    8.3.2.  CASHLESS PAYMENT.  Provided that
prior approval of the Company has been obtained, the Director may use Common Stock of the Company owned by him or her to pay the purchase price for the Option Shares by delivery of stock

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certificates  in negotiable  form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common Stock used for this purpose shall be valued at the Fair Market Value.

                                    8.3.3.  PAYMENT PRICE OF WITHHOLDING TAX.
Any required withholding tax may be paid in cash or with Common Stock in accordance with Sections 8.3.1. and 8.3.2.

                                    8.3.4.  EXCHANGE ACT COMPLIANCE.  Notwith-
standing  the  foregoing,  the  Company  shall  have   the  right   to   reject
payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of "recapture" under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

                  9. NONASSIGNABILITY. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Director. No transfer of the Option by the Director by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

                  10. COMPANY REPRESENTATIONS. The Company hereby represents and warrants to the Director that:

                           (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

                           (ii) the Option Shares, when issued and delivered by the Company to the Director in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

                  11. DIRECTOR REPRESENTATIONS. The Director hereby represents and warrants to the Company that

                           (i) he or she is acquiring the Option and shall acquire the Option Shares for his or her own account and not with a view towards the distribution thereof;

                           (ii) he or she has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange

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         Act within the last 12 months and all reports issued by the Company to\
         its stockholders;

                           (iii) he or she understands that he or she must bear the economic risk of the investment in the Option Shares, which cannot be sold by him or her unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

                           (iv) in his or her position with the Company, he or she has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

                           (v) he or she is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

                           (vi) The certificates evidencing the Option Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or trans ferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of December 13, 1999, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

                  12. RESTRICTION ON TRANSFER OF OPTION SHARES. Anything in this Agreement to the contrary notwithstanding, the Director hereby agrees that he or she shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him or her without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Director has furnished the Company with notice of such proposed

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transfer and the Company's legal counsel, in its reasonable opinion,  shall deem such proposed transfer to be so exempt.

                  13.      MISCELLANEOUS.

                           13.1.    NOTICES.  All notices, requests, deliveries,
payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the Company at its principal executive office and to the Director at his address set forth below, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

                           13.2.    PLAN PARAMOUNT; CONFLICTS WITH PLAN.  This
Agreement and the Option shall, in all respects, be subject to the terms and conditions of the Plan, whether or not stated herein. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

                           13.3.    STOCKHOLDER RIGHTS.  The Director shall not
have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

                           13.4.    WAIVER.  The waiver by any party hereto of a
breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                           13.5.    ENTIRE AGREEMENT.  This Agreement
constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Director and the Company.

                           13.6.    BINDING EFFECT; SUCCESSORS.  This Agreement
shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

                           13.7.    GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

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                           13.8.    HEADINGS.  The headings contained herein are
for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

DIRECTOR:                                           GBI Capital Management Corp.

____________________________                        By:______________________
                                                       Joseph Berland
                                                       Chairman of the Board and
                                                       Chief Executive Officer

Address of Director:


____________________________


____________________________

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                                                                     EXHIBIT A



                      FORM OF NOTICE OF EXERCISE OF OPTION

--------------------
      DATE

GBI Capital Management Corp.

Attention:  Board of Directors

                          RE: PURCHASE OF OPTION SHARES

Gentlemen:

                  In  accordance  with my  Stock  Option  Agreement  dated as of
December  13,  2000   ("Agreement")  with  GBI  Capital  Management  Corp.  (the
"Company"), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company's common stock, par value $.0001 per share ("Common Stock"), which are being purchased for investment and not for resale.

                  As payment for my shares, enclosed is (check and complete applicable box[es]):

         |_| a [personal check] [certified check] [bank check] payable to the order of "GBI Capital Management Corp." in the sum of $_________;

         |_|      confirmation of wire transfer in the amount of $_____________;
                  and/or

         |_| [IF PRIOR APPROVAL OF THE COMPANY HAS BEEN OBTAINED,] certificate for ____ shares of the Company's Common Stock, free and clear of any encumbrances, duly endorsed, having a Fair Market Value (as such term is defined in the Company's 1999 Performance Equity Plan) of $_________.

                  I hereby represent, warrant to, and agree with, the Company that

                           (i)      I am acquiring the Option Shares for my own
account and not with a view towards the distribution thereof;

                           (ii)     I have received a copy of all reports and
documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 12 months and all reports issued by the Company to its stockholders;

                           (iii) I understand that I must bear the economic risk
of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;




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                           (iv)     in my position with the Company, I have had
both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

                           (v) I am aware  that the  Company  shall  place  stop
transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

                           (vi)     my rights with respect to the Option Shares
shall, in all respects, be subject to the terms and conditions of this Company's 1999 Performance Equity Plan and this Agreement; and

                           (vii) the  certificates  evidencing the Option Shares
shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of December 13, 1999, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

                  Kindly forward to me my certificate at your earliest convenience.

                                                      Very truly yours,



------------------------------                       ---------------------------
(Signature)                                          (Address)


------------------------------                       ---------------------------
(Print Name)                                         (Address)


                                                     --------------------------
                                                     (Social Security Number)

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